EXHIBIT B

[Executed Form of Indemnification Agreement]

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (this “Agreement”) is entered into as of the date written below as to each of the parties, effective as of January 1, 2005, by and between The Goodyear Tire & Rubber Company (“SELLER”) and West Pharmaceutical Services, Inc. (“BUYER”).

WITNESSETH:

WHEREAS, BUYER, a corporation organized under the laws of Pennsylvania, having a principal place of business at 101 Gordon Drive, Lionville, PA 19341, has requested Goodyear and/or its affiliates (collectively, “SELLER”) to supply synthetic polyisoprene rubber and emulsion styrene-butadiene rubber (hereinafter “Products”) to BUYER for use in components manufactured by BUYER for resale to be included in finished products (“Components”).

WHEREAS, of even date herewith, BUYER and SELLER are executing that certain agreement pursuant to which BUYER will purchase from SELLER certain Products (“Supply Agreement”).

WHEREAS, SELLER would not execute the Supply Agreement without the execution of this Agreement as additional consideration therefore.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises, agreements and covenants herein set forth and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.            BUYER represents to SELLER that it manufactures Components in full compliance with all applicable regulatory requirements including, as applicable, (1) those of the Federal Food, Drug, and Cosmetic Act, and all accompanying medical device regulations, (2) those in place in the European Union and its individuals member States, (3) those in place in the other parts of the world where it manufactures or sells the Components, and (4) the requirements of good manufacturing practice, as arising from the above and other applicable international requirements.

2.            BUYER acknowledges that BUYER alone has determined that the Products is suitable for BUYER’S intended use, that SELLER makes no representation or warranty with respect to the proposed use of any Products, that SELLER has not marketed the Products for the proposed use, and that SELLER is not providing any technical support specific to the development of BUYER’S proposed use of Products. BUYER shall be solely responsible for the suitability of Products and the specifications thereof for the applications contemplated under this Agreement. SELLER represents and warrants that the Products shall conform in all material respects to the applicable specifications, as such term is defined in the Supply Agreement; provided, that BUYER’s exclusive remedy for any breach by SELLER of the foregoing representation and warranty shall be, at BUYER’s option, either SELLER’s prompt replacement of the nonconforming Products at SELLER’s sole expense or SELLER’s prompt refund of all amounts paid by BUYER for the nonconforming Products as long as BUYER provides SELLER written notice of such non-conforming Products within 30 days of delivery of such Products or at any time after the 30 days in the case where non-conformance resulting from foreign contamination while under SELLER’s control is confirmed by mutual agreement of BUYER and SELLER. BUYER’s Indemnification Obligations described below in Paragraph 4 shall not be affected by SELLER’s breach of the foregoing representation and warranty. EXCEPT FOR SUCH WARRANTIES SET FORTH EXPRESSLY HEREIN OR IN THE SUPPLY AGREEMENT, BUYER HEREBY WAIVES ANY AND ALL WARRANTIES WITH RESPECT TO THE PRODUCTS, INCLUDING BUT NOT LIMITED TO ANY WARRANTY AS TO MERCHANTABILITY OR FITNESS TO A PARTICULAR PURPOSE.

3.            BUYER shall not use Products to manufacture Components designed for implantation (either temporarily or permanently) in human beings. BUYER shall not use Products in the manufacture of any Components for distinctly new applications unless BUYER first obtains SELLER’s written consent.

4.            BUYER shall and does hereby agree to INDEMNIFY, DEFEND AND HOLD HARMLESS SELLER and its respective directors, officers and employees, as well as those contractors working on-site at SELLER’s Products manufacturing plant (collectively, “Indemnified Parties”), from and against any and all actions, causes of action, suits, demands, obligations, remediation or recall costs, fines, penalties, expenses, losses, liabilities, judgments, attorneys’ fees, damages, and claims of any kind for bodily injury, death, property damage or any other liabilities, damages or losses (collectively, “Indemnification Obligations”), whether based on tort, contract or otherwise, arising out of or related to any use of or presence in any application, either alone or as a Component, of the Products purchased by BUYER under the Supply Agreement. THE PARTIES AGREE THAT THE FOREGOING INDEMNIFICATION OBLIGATIONS SHALL APPLY REGARDLESS OF ANY NEGLIGENCE OF THE INDEMNIFIED PARTIES.

5.              Promptly after an Indemnified Party receives notice of the commencement of any claim, action, suit or proceeding against it resulting in an Indemnification Obligation (“Action”), the Indemnified Party shall notify BUYER of the Action, but any failure to notify shall not relieve BUYER of its Indemnification Obligation unless such failure prejudices BUYER or adversely affects the expense of providing the indemnification in any material manner. In case any such Action shall be brought against an Indemnified Party, BUYER shall be entitled to assume the defense thereof at its sole cost. If BUYER elects to assume the defense of such Action, the Indemnified Party shall have the right to employ separate counsel at its own expense and to participate in the defense thereof. If BUYER elects not to assume (or fails to assume) the defense of such Action in a reasonable period of time following BUYER’s receipt of timely notice of the Action by the Indemnified Party, the Indemnified Party shall be entitled to assume the defense of such Action with counsel of its own choice, at the expense of BUYER. If the Action is asserted against both BUYER and any Indemnified Party and there is a conflict of interest which renders it inappropriate for the same counsel to represent both BUYER and the Indemnified Party(ies), BUYER shall be responsible for paying for separate counsel selected by BUYER for the Indemnified Party(ies); provided, however, that if there is more than one Indemnified Party, BUYER shall not be responsible for paying for more than one separate firm of attorneys to represent the Indemnified Parties, regardless of the number of Indemnified Parties. If BUYER elects to assume the defense of such Action, no compromise or settlement thereof may be effected by BUYER without the Indemnified Party’s written consent (which shall not be unreasonably withheld or delayed) unless the sole relief provided is monetary damages that are paid in full by BUYER. If BUYER does not elect to assume such defense, if the Indemnified Party reaches a settlement that requires any consent or cooperation by BUYER, BUYER agrees to provide such consent or cooperation without further consideration or otherwise by the Indemnified Party.

6.           Notwithstanding anything to the contrary contained in this Agreement, in no event shall BUYER’s liability to the Indemnified Parties for Indemnification Obligations arising from a mandated or voluntary recall of third party products which incorporate any of the Components exceed $2,000,000 per occurrence; provided, that the foregoing limitation shall not apply with regard to personal injury claims arising directly or indirectly out of the purchase, end use or consumption of such third party products. The term “occurrence” shall mean any recall, voluntary or mandatory, relating to a specific product as described under any statute, rule, regulation, or guidance of or relating to the Food and Drug Administration or other governmental agency associated with the recall.

7.             In the event BUYER sells, assigns or otherwise transfers its interest in or responsibility for the manufacture of the Components or other approved application to a third party, including but not limited to a subsidiary company or entity, the terms of this Agreement, including but not limited to the Indemnification Obligations, shall continue to apply to BUYER, unless explicitly superseded by an indemnification agreement between SELLER and the assignee, and in the event SELLER sells, assigns or otherwise transfers the assets of its Chemical Division or assets which include SELLER’s plants which manufacture the Products, this Agreement may be assigned without consent of BUYER. The foregoing notwithstanding, all rights and obligations hereunder shall inure to the benefit of the parties and their respective successors and assigns (if assigned in accordance with the preceding sentence).

8.              The term of this Agreement shall be from the date of execution hereof and shall last until the expiration of the applicable statute of limitations period relating to any incident that could give rise to an Indemnification Obligation under Paragraph 4 above.

9.             The terms of this Agreement cannot be superseded or modified by any subsequent agreement between the parties hereto unless this Agreement is specifically referenced and amended in writing by the parties hereto.

10.              Each Party hereto hereby represents to the other that it has the requisite power and authority to enter into and, in the case of BUYER, to the right to perform on the Indemnification Obligations of this Agreement, without necessity of obtaining any consents or approvals from any third parties or government agencies. Additionally, each Party represents that the person signing on its behalf is an officer of such Party authorized to execute this Agreement and to bind such Party to the obligations set forth herein.

11.	This Agreement shall be construed and interpreted under the laws of the State of Ohio.

12.              If any provision of this Agreement is held to be unenforceable, such provision shall be interpreted by a court of law or equity, as the case may be, in such a way as to render the provision enforceable in a manner that most closely follows the parties’ original intent. If such provision cannot be so interpreted, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable. Nothing under this paragraph shall affect the remainder of the Agreement.

13.              This Agreement may be executed in multiple counterparts, originally or by facsimile, each of which shall constitute an original and all of which shall constitute one and the same document.

[Signature page follows.]

IN WITNESS WHEREOF, this Agreement is executed as of the date written below with respect to each party, effective as of the latest date written below.

SELLER:

THE GOODYEAR TIRE & RUBBER COMPANY

By: /s/ C. W. Clark

Name: C. W. Clark

Title: Senior Vice President

Date: May 26, 2005

BUYER:

WEST PHARMACEUTICAL SERVICES, INC.

By: /s/ D. E. Morel, Jr.

Name: D. E. Morel Jr.

Title: Chairman, President & CEO

Date: 6/9/05

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